UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2004

NATIONAL FUEL GAS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-3880 (Commission File Number)	13-1086010 (IRS Employer or Identification No.)

6363 Main Street, Williamsville, New York (Address of principal executive offices)	14221 (Zip Code)

Registrant's telephone number, including area code:	(716) 857-7000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        On September 26, 2004, National Fuel Gas Company (the “Company”) entered into a Second Amendment to Credit Agreement (the “Amendment”) with JPMorgan Chase Bank, as administrative agent, and the following lenders: JPMorgan Chase Bank, HSBC Bank USA, Manufacturers and Traders Trust Company, Keybank National Association, National City Bank of Pennsylvania, and The Northern Trust Company. The Amendment renews and extends a $110 million, 364-day credit facility through September 26, 2005. A $110 million, multi-year credit facility with the same lenders extends through September 30, 2005 and remains unchanged by the Amendment. These credit facilities back the Company’s commercial paper program.

        In addition to the Credit Agreement referenced above, the Company maintains individual (bilateral) uncommitted or discretionary lines of credit with certain financial institutions for general corporate purposes. Those financial institutions include certain parties to the Amendment, in particular, JPMorgan Chase Bank, HSBC Bank USA, Manufacturers and Traders Trust Company, and The Northern Trust Company.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99	Second Amendment to Credit Agreement, dated as of September 26, 2004, among National Fuel Gas Company, JPMorgan Chase Bank, as administrative agent, JPMorgan Chase Bank, as lender, HSBC Bank USA, Manufacturers and Traders Trust Company, Keybank National Association, National City Bank of Pennsylvania, and The Northern Trust Company

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY By: /s/ James R. Peterson James R. Peterson Assistant Secretary

EXHIBIT INDEX

Exhibit Number 99	Description

Second Amendment to Credit Agreement, dated as of
September 26, 2004, among National Fuel Gas Company,
JPMorgan Chase Bank, as administrative agent, JPMorgan
Chase Bank, as lender, HSBC Bank USA, Manufacturers and
Traders Trust Company, Keybank National Association,
National City Bank of Pennsylvania, and The Northern
Trust Company